July 19, 2001

                    REGIONS ANNOUNCES EARNINGS AND DIVIDEND

Regions Financial Corporation today announced earnings for the quarter and six months ended June 30, 2001. Operating income totaled $130.6 million or $.57 per diluted share for the second quarter of 2001, compared to $125.3 million or $.57 for the second quarter of 2000. Cash earnings, consistent with recent accounting pronouncements effective in 2002, totaled $.63 per diluted share, a 7% increase over the same period of the prior year.

Operating income in 2001 excludes second quarter, non-recurring after-tax expenses of $17.8 million. These expenses are primarily related to the Morgan Keegan transaction and Regions' branch rationalization project. Cash earnings excludes the amortization of excess purchase price and in the second quarter of 2001, non-recurring charges.

Net income totaled $112.8 million or $.49 per diluted share and $125.3 million or $.57 per diluted share for the second quarters of 2001 and 2000, respectively. Net income totaled $235.6 million or $1.05 per diluted share and $271.3 million or $1.22 per diluted share for the six months ended June 30, 2001 and 2000, respectively.

Revenue for the second quarter of 2001 was favorably impacted by the addition of Morgan Keegan, which contributed $129 million to second quarter revenues.

Carl E. Jones, Jr., chairman, president and chief executive officer of Regions, said, "The integration of Morgan Keegan is going very well. Their contribution to the second quarter performance is in line with our expectations. The addition to our franchise of Morgan Keegan positions us as a major provider of financial services in the South and results in a better diversified revenue stream. For the first time in our history, non-interest income exceeded 40% of total revenue."

"We continue to execute our strategy of redeploying capital into more profitable products and lines of business. This strategy, coupled with a weak economy, is resulting in slower growth in earning assets and flat earnings comparisons with the prior quarter. We believe that a more profitable product mix and better diversified revenue stream positions Regions for improved performance in the future. We are pleased with the relatively low level of loan losses despite a slowing economy and continue to feel confident in the overall quality of our loan portfolio."

Regions also announced that its Board of Directors has declared a quarterly cash dividend of $.28 per share, payable October 1, 2001, to stockholders of record as of September 14, 2001. This is the 121st consecutive quarter in which the company has paid cash dividends, going back to its formation in 1971.

Regions Financial Corporation, with $45.1 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Its banking affiliate, Regions Bank, offers banking services from more than 680 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 54 offices of Morgan Keegan & Company, Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and the Fortune 500 listing of America's largest companies; its common stock is traded in the Nasdaq National Market System under the symbol RGBK.

                               Continued Next Page

July 19, 2001
Page Two

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              Three Months Ended                      Six Months Ended
                                                    June 30                                June 30
                                           ------------------------               ------------------------
Earnings                                     2001           2000       Change       2001           2000       Change
                                           ---------      ---------    ------     ---------      ---------    ------

Operating income*                          $ 130,611      $ 125,293        4%     $ 253,363      $ 253,496        0%
Net income                                 $ 112,799      $ 125,293      -10%     $ 235,551      $ 271,298      -13%

Per share:
 Operating income*                         $    0.57      $    0.57        0%     $    1.15      $    1.15        0%
 Operating income--diluted*                $    0.57      $    0.57        0%     $    1.13      $    1.14       -1%
 Oper. income--diluted cash basis*(1)      $    0.63      $    0.59        7%     $    1.23      $    1.20        3%
 Net income                                $    0.50      $    0.57      -12%     $    1.06      $    1.23      -14%
 Net income--diluted                       $    0.49      $    0.57      -14%     $    1.05      $    1.22      -14%
 Cash dividends declared                   $    0.28      $    0.27        4%     $    0.56      $    0.54        4%

                                                          June 30
                                               ------------------------------
Financial Condition                                2001              2000        Change
                                               ------------      ------------    ------

Total assets                                   $ 45,139,089      $ 42,901,514        5%
Loans, net of unearned income                  $ 30,962,953      $ 30,390,990        2%
Securities                                     $  7,713,087      $  9,245,683      -17%
Total earning assets                           $ 41,635,271      $ 40,086,436        4%
Total deposits                                 $ 31,159,282      $ 32,508,901       -4%
Stockholders' equity                           $  3,826,360      $  3,187,435       20%
Stockholders' equity per share                 $      16.81      $      14.55       16%

Selected Ratios

Return on average stockholders' equity
  based on operating income*                          14.30%            16.30%
Return on average stockholders' equity
  based on net income                                 13.29%            17.45%
Return on average total assets based on
  operating income*                                    1.15%             1.20%
Return on average total assets based on
  net income                                           1.07%             1.29%
Stockholders' equity to total assets                   8.48%             7.43%
Allowance for loan losses as a percentage
  of loans, net of unearned income                     1.24%             1.20%
Loans, net of unearned income, to
  total deposits                                      99.37%            93.49%
Net charge-offs to average loans                       0.32%             0.23%

*In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share). Six months ended 2000 data excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

(1) Net income excluding the amortization of excess purchase price.

For additional information, including supplemental financial information, visit Regions' Web site at http://www.regionsbank.com or contact Ronald C. Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation, Telephone 205/326-7374.

                               Continued Next Page

July 19, 2001
Page Three

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

          FINANCIAL SUPPLEMENT TO SECOND QUARTER 2001 EARNINGS RELEASE

SUMMARY

Operating income for the second quarter of 2001 totaled $130.6 million or $.57 per diluted share, compared to $125.3 million or $.57 per diluted share for the second quarter of 2000. For the first half of 2001, operating income was $253.4 million, or $1.13 per diluted share, compared to operating income through mid-year last year of $253.5 million or $1.14 per diluted share.

Operating income in 2001 excludes second quarter, net after-tax expenses of $17.8 million ($23.3 million pre-tax) related to the Morgan Keegan transaction and Regions' branch rationalization project. Operating income in 2000 excludes a first quarter, non-recurring net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities.

Cash basis operating income per diluted share, which excludes amortization of excess purchase price, improved 7% over the second quarter of last year. Pursuant to the FASB's recent decision discontinuing amortization of excess purchase price, beginning in 2002, Regions will not be required to continue amortizing excess purchase price. As illustrated by this quarter's cash basis operating income per diluted share of $.63, this change is expected to result in a $.06 per share quarterly benefit to earnings in 2002, based on the amount of excess purchase price on Regions' balance sheet at June 30, 2001.

Net income for the second quarter 2001 totaled $112.8 million or $.49 per diluted share, compared to $125.3 million or $.57 per diluted share in the second quarter of 2000. Net income totaled $235.6 million or $1.05 per diluted share and $271.3 million or $1.22 per diluted share for the six months ended 2001 and 2000, respectively.

Comparisons of Regions second quarter 2001 financial performance to prior periods is significantly affected by the acquisition of Morgan Keegan, which occurred on March 30, 2001, and was accounted for as a purchase. The second quarter of 2001 is the first quarter that Morgan Keegan's operations are reflected in Regions income statement, average balance sheet and related yields and rates. Morgan Keegan's assets and liabilities were already reflected in Regions actual balance sheet as of March 30, 2001, since the transaction closed at the end of the first quarter of 2001.

The addition of Morgan Keegan better diversifies Regions' revenue stream, resulting in non-interest income totaling 43% of revenues in the second quarter of 2001--the first time in the company's history that non-interest income has exceeded 40% of revenues.

Morgan Keegan's net contribution to earnings in the second quarter of $12.6 million was in line with expectations and showed significant strength from fixed income capital markets. Morgan Keegan's revenues increased 22% over the second quarter of 2000.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 2

Internal asset growth has slowed relative to the growth rate of prior periods primarily because of the weakening economy and strategic initiatives to re-deploy capital into more profitable products and lines of business. This has resulted in some deleveraging in the balance sheet, particularly in securities and wholesale funding. Deposit growth has also slowed, primarily because of less aggressive pricing of certificates of deposit.

BALANCE SHEET CHANGES

Loan balances declined approximately 4% annualized in the second quarter, using linked-quarter average balances, excluding the effect of acquisitions. Declines in real estate mortgage loans were partially offset by growth in the commercial and industrial category. Consumer loans were relatively flat on a linked-quarter comparison. On a year-over-year comparison, loans grew 2%, with internal growth accounting for 1% of the growth and 1% attributable to acquisitions. The slower growth rate in loans in the second quarter is a reflection of the weakening economy and management initiatives to reduce capital allocated to lower margin loan products.

Average earning assets increased 14% on a linked-quarter annualized basis due to earning assets added by Morgan Keegan, primarily margin receivables, trading account assets and other short-term investments. On a linked-quarter annualized basis, excluding the effect of acquisitions, average earning assets decreased 5% because of declines in loans and because a portion of the maturities from the securities portfolio continue to be used to reduce short-term wholesale funding.

Core deposits, which exclude wholesale deposit funding sources, decreased at a 5% annualized rate during the second quarter. Interest-bearing checking and savings accounts reflected some growth, with retail certificates of deposit reflecting a decline because of less aggressive pricing of certificates of deposit. Wholesale deposit funding sources were allowed to decline at a 22% annualized linked-quarter rate in the second quarter because of less need for this source of funds.

Other short-term borrowing increased significantly in the second quarter because of customer funds added by the Morgan Keegan acquisition.

The increase in average long-term borrowings during the second quarter is a reflection of the $500 million of subordinated debentures and $287 million of trust preferred securities being outstanding for all of the second quarter 2001. These long-term borrowings were issued in mid to late first quarter 2001 primarily to fund the Morgan Keegan acquisition.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) increased $125.4 million or 97% annualized on a linked-quarter annualized basis compared to first quarter 2001. This increase was due to the $129 million of revenue added by Morgan Keegan and improvements in mortgage servicing and origination fees and deposit service charges. Taxable equivalent net interest income increased $4.6 million while non-interest income increased $120.7 million.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 3


Net interest income (taxable equivalent) increased $4.6 million due to higher levels of earning assets offset by a 12 basis point (bps.) decline in the net interest margin. The yield on interest-earning assets declined 48 bps. this quarter, while the rate on interest-bearing liabilities declined 43 bps. The decline in the net interest margin is primarily due to the effect of the subordinated debt and trust preferred securities, issued in the first quarter, being outstanding for the entire second quarter (7 bps.) and the addition of Morgan Keegan's lower margin earning assets (11 bps.). Adjusting for the effects of these items, the core net interest margin increased 6 bps. during the second quarter. Current modeling indicates that Regions' net interest margin of 3.57% in the second quarter should show continued modest improvement (6-10 bps.) in the third quarter of 2001, assuming no further changes in market interest rates.

The additional taxable equivalent income attributable to recapitalization of Regions subsidiary which holds mortgage-related assets that began in the fourth quarter of 2000, had no effect on the change in the net interest margin between the first and second quarters of 2001 since the benefit was the same in each quarter. Excluding the effect of the recapitalization of this subsidiary, the second quarter net interest margin would have been 3.43%.

Total second quarter non-interest income (excluding securities transactions) increased $120.7 million over first quarter levels. Brokerage and investment banking income increased $107.3 million due to the addition of Morgan Keegan. Service charges on deposit accounts continued to reflect consistent growth--up $3.7 million over first quarter, a reflection of continuing pricing and management initiatives in this area. Trust fees were up slightly compared to first quarter 2001. Mortgage servicing and origination fees in the second quarter were up $3.2 million over the first quarter, primarily due to higher levels of production. Single-family mortgage production was $1.1 billion in the second quarter, compared to $737 million in first quarter 2001. Regions mortgage servicing portfolio totaled $20.5 billion at June 30, 2001, compared to $21.1 billion at March 31, 2001. Other non-interest income increased $6.4 million over first quarter 2001 levels. Second quarter non-interest income included a $1.1 million gain from Regions' ongoing strategy of exiting certain mortgage servicing portfolios and $4.0 million in fees added by Morgan Keegan. Other areas of non-interest income that were stronger in the second quarter of 2001, compared to first quarter, were insurance fees contributed by Rebsamen, and capital market fees.

Total non-interest expense increased $134.6 million compared to first quarter levels. Included in this increase are merger and other non-recurring charges totaling $23.3 million and $115.2 million of non-interest expense related to Morgan Keegan. Adjusting for these items, non-interest expense declined $3.9 million in the second quarter compared to the first quarter of 2001. Salaries and employee benefits increased $91.8 million, including $84.9 million added by Morgan Keegan and $8.6 million of merger and other non-recurring charges. Occupancy and furniture and equipment expense increased $8.8 million in the second quarter. Expenses related to Morgan Keegan's business and branch rationalization accounted for $7.3 million of this increase. Other non-interest expense increased $34.0 million in the second quarter, compared to first quarter 2001, resulting from $23.3 million associated with Morgan Keegan and $14.4 million of merger and other non-recurring charges. Adjusting for these items, other non-interest expense decreased $3.7 million.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 4


During the second quarter of 2001 Regions incurred $23.3 million in non-recurring charges. These non-recurring costs were associated with the Morgan Keegan transaction and Regions' branch rationalization project. Included in these costs were severance payments, contract buyouts, lease buyouts, write-off of fixed and other assets, and certain other conversion costs. Included in second quarter non-recurring expenses are $3.2 million (compared to $2.1 million in first quarter 2001) in costs associated with Regions continuing branch rationalization initiatives. During the second quarter of 2001, Regions consolidated an additional 29 offices, in addition to the 37 offices consolidated in the first quarter of 2001.

The following table demonstrates the impact of the merger and non-recurring costs and expenses added by Morgan Keegan on the components of non-interest expense.

-----------------------------------------------------------------------------------------------------------------------------------
Non-Interest Expense
Comparison
-----------------------------------------------------------------------------------------------------------------------------------
                                    Second                                           Excluding     First
                                   Quarter                 Excluding                  Merger,     Quarter
                                     2001       Merger       Merger                Non-recurring   2001
                                      As       & Non-        & Non-       Morgan     & Morgan        As         Dollar      Percent
($ amounts in thousands)           Reported   recurring    recurring      Keegan       Keegan     Reported      Change       Change
-----------------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits     $251,223     $ 8,607     $242,616     $ 84,935     $157,681     $159,391     $(1,710)      (1.1)
Net occupancy and furniture &
  equipment expense                  45,025         254       44,771        7,015       37,756       36,235       1,521        4.2
Other non-interest expenses         133,118      14,431      118,687       23,267       95,420       99,095      (3,675)      (3.7)
                                   --------     -------     --------     --------     --------     --------     -------        ---
  Total non-interest expenses      $429,366     $23,292     $406,074     $115,217     $290,857     $294,721     $(3,864)      (1.3)


The provision for loan losses in the second quarter of 2001 was $29.0 million or 0.38% annualized of average loans. Net loan charge-offs for the second quarter of 2001 were $26.2 million (0.34% of average loans annualized), compared to $23.4 million (0.30% of average loans annualized) in the first quarter of 2001 and $17.3 million (0.23% of average loans annualized) in the second quarter of last year. The higher level of net loan charge-offs in the second quarter of 2001 is due primarily to higher commercial and commercial real estate loan losses, compared to first quarter of 2001.

Total non-performing assets at June 30, 2001 were $302.8 million or 0.98% of loans and other real estate, an increase from the $267.6 million or 0.86% of loans and other real estate at March 31, 2001. This increase is primarily attributable to a $31.7 million increase in non-accrual loans related to borrowers in manufacturing related industries, real estate development, and retail sales. The loans added to non-accrual in the second quarter are spread among a number of different borrowers, with the largest addition being slightly under $9 million. Loans past due 90 days remained flat at 0.13% of loans and other real estate and totaled $41.7 million at June 30, 2001.

The effective tax rate increased in the second quarter of 2001 to 30.3% from 28.9% in the first quarter of 2001, primarily due to a higher effective tax rate applicable to Morgan Keegan income.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 5


MORGAN KEEGAN PERFORMANCE

Morgan Keegan produced net income of $12.6 million for the quarter ended June 30, 2001, an increase of 25.5% over the same quarter last year. On a linked-quarter basis, the $12.6 million compares very well to the $12.9 million in the previous quarter, considering the challenging market environment most brokerage companies are currently experiencing, and is on target with expectations. Strength from Morgan Keegan's fixed income capital markets division effectively offset weaker market conditions in private client and equity capital markets. Revenues from the fixed income capital markets division totaled $54.0 million in the current quarter, which represents 37% of Morgan Keegan's revenue. Total revenues for Morgan Keegan during the second quarter of 2001 of $144.6 million represent a 2% annualized growth over the $143.9 million in total revenues for the first three months of 2001.

Morgan Keegan's and Regions' existing brokerage operations were effectively consolidated in mid-April, providing the opportunity for improved efficiency and reduced overhead. On a linked-quarter basis, Morgan Keegan's overhead declined $7.3 million over the previous quarter's combined overhead of Morgan Keegan and Regions' brokerage operations.

The total number of financial advisors at Morgan Keegan remains at approximately 900 and approximately 18,000 new accounts were opened during the second quarter. Total customer assets were $31.1 billion at June 30, 2001, up from approximately $30 billion at March 31, 2001 of combined customer assets of Morgan Keegan and Regions' brokerage operations.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 6


The following table shows the components of revenue contributed by Morgan Keegan for the three months ended June 30, 2001. For comparative purposes, information for the three months ended June 30, 2000, has been presented but is not included in Regions' consolidated results of operations for 2000 since the acquisition of Morgan Keegan was accounted for as a purchase and does not include Regions Investment Company.


------------------------------------------------------------------------------------------------
Morgan Keegan
Summary Income Statement
------------------------------------------------------------------------------------------------
                                     Three months ended    Three months ended              %
($ amounts in thousands)               June 30, 2001          June 30, 2000             Change
------------------------------------------------------------------------------------------------
Revenues:
  Commissions                            $ 33,879                $ 34,285                  1.2%
  Principal transaction                    57,743                  32,797                 76.1
  Investment banking                       17,880                  12,695                 40.8
  Interest                                 22,066                  27,298                -19.2
  Investment advisory                      11,106                   9,514                 16.7
  Other                                     1,898                   1,738                  9.2
                                         --------                --------
     Total revenues                       144,572                 118,327                 22.2

Expenses:
  Interest expense                         15,764                  19,905                -20.8
  Non-interest expense                    108,639*                 82,186                 32.2
                                         --------                --------
     Total expenses                       124,403                 102,091                 21.9

Income before income taxes                 20,169                  16,236                 24.2
                                         --------                --------

Income taxes                                7,570                   6,200                 22.1
                                         --------                --------

Net income                               $ 12,599                $ 10,036                 25.5%
                                         ========                ========

* - Excludes $6.6 million in amortization of excess purchase price.

---------------------------------------------------------------------------------------------------------------
Morgan Keegan
Breakout of Revenue by Division
Three months ended June 30, 2001
---------------------------------------------------------------------------------------------------------------
                                                             Fixed Income    Equity
                                                Private         Capital      Capital     Investment   Interest
($ amounts in thousands)                         Client         Markets      Markets      Advisory    & Other
---------------------------------------------------------------------------------------------------------------
$ amount of revenue                             $44,089         $54,020      $11,678       $10,487     $24,298
% of gross revenue                                 30.5%           37.4%         8.1%          7.2%       16.8%

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 7




ACQUISITION ACTIVITY

On June 27, 2001 Regions announced the signing of a definitive agreement that provides for the acquisition of Park Meridian Financial Corporation. Headquartered in Charlotte, North Carolina, Park Meridian is the holding company for Park Meridian Bank, which operates three offices in the Charlotte market. At March 31, 2001, Park Meridian reported total assets of $284 million, total deposits of $202 million and equity of $23.8 million. Park Meridian is a high growth commercial bank that primarily serves small business and affluent clientele in the Charlotte area. This operation will complement Regions existing Morgan Keegan presence in the rapidly growing, attractive Mecklenburg County area.

Acquisitions completed since June 30, 2000 include the following (in thousands):


------------------------------------------------------------------------------------------------------------------
                                                                     Total         Total     Accounting
Date            Company Acquired                Total Assets         Loans      Deposits         Method    Offices
------------------------------------------------------------------------------------------------------------------
August 2000     Heritage Bancorp, Inc. of         $  114,370      $ 79,550      $106,791       Purchase       6
                Hutto, Texas

August 2000     First National Bancshares of      $  303,793      $135,293      $209,001       Purchase       7
                Louisiana, Inc. headquartered
                in Alexandria, Louisiana

September 2000  East Coast Bank Corporation       $  107,779      $ 51,664      $ 98,173       Purchase       3
                of Ormond Beach, Florida

February 2001   Rebsamen Insurance, Inc.,         $   32,082           N/A           N/A       Purchase       4
                headquartered in Little Rock,
                Arkansas

March 2001      Morgan Keegan, Inc.,              $2,008,179           N/A           N/A       Purchase      54
                headquartered in Memphis,
                Tennessee

------------------------------------------------------------------------------------------------------------------
                Totals                            $2,566,203      $266,507      $413,965                     74
------------------------------------------------------------------------------------------------------------------

As a part of its ongoing business strategy, Regions continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

During the second quarter of 2001, Regions repurchased approximately 1.5 million shares. These shares were repurchased as a part of the Morgan Keegan transaction which closed on March 30, 2001. No shares were repurchased under Regions general buyback program during second quarter 2001.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 8

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2001 EARNINGS RELEASE
PAGE 9


to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

For questions or additional information, please contact Ronald C. Jackson at
(205) 326-7374 or Kenneth W. Till at (205) 326-7605.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                     ------------------------------------------------------------------
                                                       6/30/99             9/30/99           12/31/99         3/31/00
                                                     ------------------------------------------------------------------
     ASSETS
Cash and due from banks                              $  1,350,476      $  1,249,061      $  1,393,418      $  1,038,303
Interest-bearing deposits in other banks                   77,255            48,228             9,653            51,875
Investment securities                                   3,327,552         3,560,934         4,054,279         3,602,979
Securities available for sale                           5,512,854         5,938,836         6,858,765         5,528,877
Trading account assets                                     23,982            19,929            14,543            24,155
Mortgage loans held for sale                            1,266,412         1,227,275           567,131           351,978
Federal funds sold and securities purchased
    under agreement to resell                              58,192            90,462            66,078            61,863
Margin receivables                                             --                --                --                --
Loans                                                  26,621,557        27,587,448        28,221,240        29,164,121
Unearned income                                           (68,872)          (75,976)          (76,565)          (82,834)
                                                     ------------      ------------      ------------      ------------
      Loans, net of unearned income                    26,552,685        27,511,472        28,144,675        29,081,287
Allowance for loan losses                                (326,982)         (330,679)         (338,375)         (352,998)
                                                     ------------      ------------      ------------      ------------
      Net Loans                                        26,225,703        27,180,793        27,806,300        28,728,289
Premises and equipment                                    571,564           575,139           580,707           585,934
Interest receivable                                       302,125           293,467           306,707           300,445
Due from customers on acceptances                          54,339            29,614            72,098            85,624
Other assets                                            1,016,127         1,015,426           984,716         1,058,081
                                                     ------------      ------------      ------------      ------------
                                                     $ 39,786,581      $ 41,229,164      $ 42,714,395      $ 41,418,403
                                                     ============      ============      ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                             $  4,569,264      $  4,624,868      $  4,419,693      $  4,853,155
    Interest-bearing                                   23,857,947        25,179,180        25,569,401        27,101,228
                                                     ------------      ------------      ------------      ------------
      Total Deposits                                   28,427,211        29,804,048        29,989,094        31,954,383
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase              3,922,436         4,158,091         5,614,613         3,136,794
      Commercial paper                                     56,750            59,250            56,750            26,750
      Other short-term borrowings                       3,457,604         3,436,292         1,953,622           725,045
                                                     ------------      ------------      ------------      ------------
         Total Short-term Borrowings                    7,436,790         7,653,633         7,624,985         3,888,589
    Long-term borrowings                                  388,377           371,148         1,750,861         2,032,411
                                                     ------------      ------------      ------------      ------------
      Total Borrowed Funds                              7,825,167         8,024,781         9,375,846         5,921,000
Bank acceptances outstanding                               54,339            29,614            72,098            85,624
Other liabilities                                         348,423           350,784           212,245           316,662
                                                     ------------      ------------      ------------      ------------
      Total Liabilities                                36,655,140        38,209,227        39,649,283        38,277,669

Stockholders' equity:
    Common stock                                          140,012           140,107           137,897           138,857
    Surplus                                             1,167,994         1,169,324         1,022,825         1,051,634
    Undivided profits                                   1,893,778         1,969,670         2,044,209         2,130,595
    Treasury Stock                                            (34)         (172,056)                0           (38,696)
    Unearned restricted stock                              (5,765)           (5,236)           (4,719)           (4,216)
    Accumulated other comprehensive income(loss)          (64,544)          (81,872)         (135,100)         (137,440)
                                                     ------------      ------------      ------------      ------------
         Total Stockholders' Equity                     3,131,441         3,019,937         3,065,112         3,140,734
                                                     ------------      ------------      ------------      ------------
                                                     $ 39,786,581      $ 41,229,164      $ 42,714,395      $ 41,418,403
                                                     ============      ============      ============      ============

                                                    --------------------------------------------------------------------------------
                                                      6/30/00            9/30/00         12/31/00          3/31/01           6/30/01
                                                    --------------------------------------------------------------------------------
     ASSETS
Cash and due from banks                                1,140,766     $  1,076,869     $  1,210,872     $  1,043,984    $  1,053,195
Interest-bearing deposits in other banks                   2,202            2,449            3,246        1,095,419         906,987
Investment securities                                  3,626,457        3,607,520        3,539,202           44,864          32,745
Securities available for sale                          5,619,226        5,545,803        5,454,969        8,484,278       7,680,342
Trading account assets                                    18,652           21,317           13,437          601,374         554,059
Mortgage loans held for sale                             356,801          251,063          222,902          466,614         601,838
Federal funds sold and securities purchased
    under agreement to resell                             72,108          246,556           95,550          241,382         345,598
Margin receivables                                            --               --               --          523,118         550,749
Loans                                                 30,479,546       31,299,305       31,472,656       31,214,746      31,057,354
Unearned income                                          (88,556)         (95,242)         (96,193)         (91,506)        (94,401)
                                                     -----------     ------------     ------------     ------------    ------------
      Loans, net of unearned income                   30,390,990       31,204,063       31,376,463       31,123,240      30,962,953
Allowance for loan losses                               (363,475)        (373,699)        (376,508)        (381,570)       (384,324)
                                                     -----------     ------------     ------------     ------------    ------------
      Net Loans                                       30,027,515       30,830,364       30,999,955       30,741,670      30,578,629
Premises and equipment                                   588,697          596,900          598,632          624,841         621,792
Interest receivable                                      326,815          333,294          349,637          310,474         291,590
Due from customers on acceptances                         53,969           24,274          107,912          107,472          69,679
Other assets                                           1,068,306        1,090,687        1,091,979        1,857,745       1,851,886
                                                     -----------     ------------     ------------     ------------    ------------
                                                      42,901,514     $ 43,627,096     $ 43,688,293     $ 46,143,235    $ 45,139,089
                                                     ===========     ============     ============     ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                               4,573,881     $  4,561,388     $  4,512,883     $  4,420,949    $  4,650,209
    Interest-bearing                                  27,935,020       27,424,262       27,509,608       26,761,914      26,509,073
                                                     -----------     ------------     ------------     ------------    ------------
      Total Deposits                                  32,508,901       31,985,650       32,022,491       31,182,863      31,159,282
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase             2,630,399        1,862,753        1,996,812        2,548,869       1,939,036
      Commercial paper                                    36,750           38,750           27,750           49,435          27,750
      Other short-term borrowings                      1,816,220        1,620,673        1,108,580        2,264,254       2,392,543
                                                     -----------     ------------     ------------     ------------    ------------
         Total Short-term Borrowings                   4,483,369        3,522,176        3,133,142        4,862,558       4,359,329
    Long-term borrowings                               2,370,148        4,392,399        4,478,027        5,220,594       4,936,855
                                                     -----------     ------------     ------------     ------------    ------------
      Total Borrowed Funds                             6,853,517        7,914,575        7,611,169       10,083,152       9,296,184
Bank acceptances outstanding                              53,969           24,274          107,912          107,472          69,679
Other liabilities                                        297,692          342,689          488,777          968,289         787,584
                                                     -----------     ------------     ------------     ------------    ------------
      Total Liabilities                               39,714,079       40,267,188       40,230,349       42,341,776      41,312,729

Stockholders' equity:
    Common stock                                         139,028          139,050          139,105          142,825         143,209
    Surplus                                            1,056,452        1,058,291        1,058,733        1,214,063       1,227,186
    Undivided profits                                  2,196,513        2,264,476        2,333,285        2,397,684       2,446,779
    Treasury Stock                                       (73,941)         (18,988)         (67,135)               0         (43,398)
    Unearned restricted stock                             (8,088)          (7,673)          (6,952)          (6,098)        (13,899)
    Accumulated other comprehensive income(loss)        (122,529)         (75,248)             908           52,985          66,483
                                                     -----------     ------------     ------------     ------------    ------------
         Total Stockholders' Equity                    3,187,435        3,359,908        3,457,944        3,801,459       3,826,360
                                                    ------------     ------------     ------------     ------------    ------------
                                                    $ 42,901,514     $ 43,627,096     $ 43,688,293     $ 46,143,235    $ 45,139,089
                                                    ============     ============     ============     ============    ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                ----------------------------------------------------------------------------------
                                                6/30/99     9/30/99     12/31/99     3/31/00     6/30/00     9/30/00     12/31/00
                                                --------    --------    --------    ---------    --------    --------    ---------

Interest Income:
    Interest and fees on loans                  $540,192    $562,484    $586,632    $ 602,957    $633,868    $667,305    $ 684,013
    Interest on securities:
      Taxable interest income                    128,773     135,346     139,054      155,067     137,104     136,452      133,351
      Tax-exempt interest income                   9,761       9,756      10,169       10,161      10,325      10,680       10,560
                                                --------    --------    --------    ---------    --------    --------    ---------
      Total Interest on Securities               138,534     145,102     149,223      165,228     147,429     147,132      143,911
    Interest on mortgage loans held for sale      17,548      22,506      20,312       10,313       9,329       8,176        6,693
    Interest on margin receivables                    --          --          --           --          --          --           --
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                      937       1,046       1,335        1,129       1,370       1,672        1,366
    Interest on time deposits in other banks         573         372         282          193         184         221          498
    Interest on trading account assets               352         476         339          409         407         188          252
                                                --------    --------    --------    ---------    --------    --------    ---------
      Total Interest Income                      698,136     731,986     758,123      780,229     792,587     824,694      836,733

Interest Expense:
    Interest on deposits                         255,257     258,847     285,240      319,177     342,894     358,033      352,156
    Interest on short-term borrowings             72,928     105,719      93,272       77,956      64,422      65,623       68,242
    Interest on long-term borrowings               7,685       6,972      19,067       28,980      36,580      58,919       72,464
                                                --------    --------    --------    ---------    --------    --------    ---------
      Total Interest Expense                     335,870     371,538     397,579      426,113     443,896     482,575      492,862
                                                --------    --------    --------    ---------    --------    --------    ---------
      Net Interest Income                        362,266     360,448     360,544      354,116     348,691     342,119      343,871

Provision for loan losses                         23,944      30,707      38,269       29,177      27,804      32,746       37,372
                                                --------    --------    --------    ---------    --------    --------    ---------
      Net Interest Income After Provision
         for Loan Losses                         338,322     329,741     322,275      324,939     320,887     309,373      306,499

Non-Interest Income:
    Brokerage and investment banking               9,106       9,607       9,366       11,172       9,547      11,173        9,411
    Trust department income                       12,610      14,530      13,543       14,051      14,059      14,597       14,968
    Service charges on deposit accounts           46,845      50,453      52,874       53,408      57,542      59,465       61,255
    Mortgage servicing and origination fees       26,453      22,675      20,906       21,956      21,539      20,016       19,221
    Securities gains (losses)                         22           3         119      (40,018)         67          28           (5)
    Other                                         26,755      36,004      42,155      106,223      34,896      41,468       45,171
                                                --------    --------    --------    ---------    --------    --------    ---------
      Total Non-Interest Income                  121,791     133,272     138,963      166,792     137,650     146,747      150,021

Non-Interest Expense:
    Salaries and employee benefits               138,723     140,577     135,620      147,253     146,244     144,868      150,492
    Net occupancy expense                         14,334      16,422      16,223       15,858      16,811      18,583       19,423
    Furniture and equipment expense               16,322      18,370      20,791       16,997      17,320      18,880       21,016
    Other                                         90,845      89,851     103,659       91,027      92,412      91,008      112,990
                                                --------    --------    --------    ---------    --------    --------    ---------
      Total Non-Interest Expense                 260,224     265,220     276,293      271,135     272,787     273,339      303,921
                                                --------    --------    --------    ---------    --------    --------    ---------
      Income Before Income Taxes                 199,889     197,793     184,945      220,596     185,750     182,781      152,599
Applicable income taxes                           63,900      66,835      55,886       74,591      60,457      54,922       24,233
                                                --------    --------    --------    ---------    --------    --------    ---------
      Net Income                                $135,989    $130,958    $129,059    $ 146,005    $125,293    $127,859    $ 128,366
                                                ========    ========    ========    =========    ========    ========    =========
      Operating Income                          $135,989    $130,958    $129,059    $ 128,203(a) $125,293    $127,859    $ 128,366
                                                ========    ========    ========    =========    ========    ========    =========

                                                    ---------------------
                                                    3/31/01      6/30/01
                                                    --------    ---------

Interest Income:
    Interest and fees on loans                      $661,571    $ 634,945
    Interest on securities:
      Taxable interest income                        127,082      110,720
      Tax-exempt interest income                      10,278       10,510
                                                    --------    ---------
      Total Interest on Securities                   137,360      121,230
    Interest on mortgage loans held for sale           6,856       11,391
    Interest on margin receivables                        --        7,811
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                          522        7,461
    Interest on time deposits in other banks             770        4,859
    Interest on trading account assets                   189        6,723
                                                    --------    ---------
      Total Interest Income                          807,268      794,420

Interest Expense:
    Interest on deposits                             338,107      306,065
    Interest on short-term borrowings                 48,808       57,952
    Interest on long-term borrowings                  73,219       79,251
                                                    --------    ---------
      Total Interest Expense                         460,134      443,268
                                                    --------    ---------
      Net Interest Income                            347,134      351,152

Provision for loan losses                             28,500       28,990
                                                    --------    ---------
      Net Interest Income After Provision
         for Loan Losses                             318,634      322,162

Non-Interest Income:
    Brokerage and investment banking                  10,330      117,660
    Trust department income                           14,986       15,098
    Service charges on deposit accounts               63,273       66,939
    Mortgage servicing and origination fees           21,200       24,431
    Securities gains (losses)                            474           (7)
    Other                                             38,507       44,905
                                                    --------    ---------
      Total Non-Interest Income                      148,770      269,026

Non-Interest Expense:
    Salaries and employee benefits                   159,391      251,223
    Net occupancy expense                             18,508       22,468
    Furniture and equipment expense                   17,727       22,557
    Other                                             99,095      133,118
                                                    --------    ---------
      Total Non-Interest Expense                     294,721      429,366
                                                    --------    ---------
      Income Before Income Taxes                     172,683      161,822
Applicable income taxes                               49,931       49,023
                                                    --------    ---------
      Net Income                                    $122,752    $ 112,799
                                                    ========    =========
      Operating Income                              $122,752    $ 130,611(b)
                                                    ========    =========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                               -------------------------------------------------------------------------------
                                                6/30/99       9/30/99      12/31/99       3/31/00       6/30/00       9/30/00
                                               -------------------------------------------------------------------------------

Average shares outstanding--during quarter       223,995       221,696       218,414       221,299       220,264       220,424
Average shares outstanding--during
    quarter, diluted                             226,887       223,715       219,862       222,549       221,426       221,615
Actual shares outstanding--end of quarter        224,018       219,289       220,636       220,422       219,095       221,612
Operating income per share                     $    0.61     $    0.59     $    0.59     $    0.58     $    0.57     $    0.58
Operating income per share, diluted            $    0.60     $    0.59     $    0.59     $    0.58     $    0.57     $    0.58
Net income per share                           $    0.61     $    0.59     $    0.59     $    0.66     $    0.57     $    0.58
Net income per share, diluted                  $    0.60     $    0.59     $    0.59     $    0.66     $    0.57     $    0.58
Dividends per share                            $    0.25     $    0.25     $    0.25     $    0.27     $    0.27     $    0.27

Taxable equivalent net interest income         $ 367,831     $ 366,236     $ 366,479     $ 359,914     $ 354,571     $ 347,956

                                               -------------------------------------
                                               12/31/00       3/31/01       6/30/01
                                               -------------------------------------

Average shares outstanding--during quarter       221,062       214,872       227,603
Average shares outstanding--during
    quarter, diluted                             222,366       216,648       230,422
Actual shares outstanding--end of quarter        219,769       228,520       227,634
Operating income per share                     $    0.58     $    0.57     $    0.57
Operating income per share, diluted            $    0.58     $    0.57     $    0.57
Net income per share                           $    0.58     $    0.57     $    0.50
Net income per share, diluted                  $    0.58     $    0.57     $    0.49
Dividends per share                            $    0.27     $    0.28     $    0.28

Taxable equivalent net interest income         $ 359,154     $ 368,365     $ 373,008

(a) Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax) and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

(b) Operating income excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                                    Six Months Ended
                                                                         June 30
                                                         ---------------------------------------
                                                            2001                         2000
                                                         ----------                  -----------

Interest Income:
  Interest and fees on loans                             $1,296,516                  $ 1,236,825
  Interest on securities:
    Taxable interest income                                 237,802                      292,171
    Tax-exempt interest income                               20,788                       20,486
                                                         ----------                  -----------
    Total Interest on Securities                            258,590                      312,657
  Interest on mortgage loans held for sale                   18,247                       19,642
  Interest on margin receivables                              7,811                           --
  Income on federal funds sold and
    securities purchased under agreement
    to resell                                                 7,983                        2,499
  Interest on time deposits in other banks                    5,629                          377
  Interest on trading account assets                          6,912                          816
                                                         ----------                  -----------
    Total Interest Income                                 1,601,688                    1,572,816

Interest Expense:
  Interest on deposits                                      644,172                      662,071
  Interest on short-term borrowings                         106,760                      142,378
  Interest on long-term borrowings                          152,470                       65,560
                                                         ----------                  -----------
    Total Interest Expense                                  903,402                      870,009
                                                         ----------                  -----------
    Net Interest Income                                     698,286                      702,807

Provision for loan losses                                    57,490                       56,981
                                                         ----------                  -----------
    Net Interest Income After Provision
       for Loan Losses                                      640,796                      645,826

Non-Interest Income:
  Brokerage and investment banking                          127,990                       20,719
  Trust department income                                    30,084                       28,110
  Service charges on deposit accounts                       130,212                      110,950
  Mortgage servicing and origination fees                    45,631                       43,495
  Securities gains (losses)                                     467                      (39,951)
  Other                                                      83,412                      141,119
                                                         ----------                  -----------
    Total Non-Interest Income                               417,796                      304,442

Non-Interest Expense:
  Salaries and employee benefits                            410,614                      293,497
  Net occupancy expense                                      40,976                       32,669
  Furniture and equipment expense                            40,284                       34,317
  Other                                                     232,213                      183,439
                                                         ----------                  -----------
    Total Non-Interest Expense                              724,087                      543,922
                                                         ----------                  -----------
    Income Before Income Taxes                              334,505                      406,346
Applicable income taxes                                      98,954                      135,048
                                                         ----------                  -----------
    Net Income                                           $  235,551                  $   271,298
                                                         ==========                  ===========
    Operating Income                                     $  253,363(a)               $   253,496(b)
                                                         ==========                  ===========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                                          Six Months Ended
                                                                               June 30
                                                                -------------------------------------
                                                                    2001                      2000
                                                                -----------               -----------
Average shares outstanding--year-to-date                            221,273                   220,782
Average shares outstanding--year-to-date, diluted                   223,573                   221,987
Actual shares outstanding--end of quarter                           227,634                   219,095
Operating income per share                                      $      1.15               $      1.15
Operating income per share, diluted                             $      1.13               $      1.14
Net income per share                                            $      1.06               $      1.23
Net income per share, diluted                                   $      1.05               $      1.22
Dividends per share                                             $      0.56               $      0.54

Taxable equivalent net interest income                          $   741,374               $   714,485


(a) In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

(b) Six months ended 2000 data excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million oafter tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                             Quarter Ended              Quarter Ended              Quarter Ended
                                                12/31/99                   3/31/00                    6/30/00
                                        -----------------------    -----------------------    -----------------------
                                           Average       Yield/       Average       Yield/       Average       Yield/
                                           Balance        Rate        Balance        Rate        Balance        Rate
                                        ------------     ------    ------------     ------    ------------     ------
ASSETS
Earning assets:
   Taxable securities                   $  8,663,789      6.36%    $  9,551,271      6.52%    $  8,408,489      6.55%
   Non-taxable securities                    756,355      7.88%         782,857      7.76%         792,115      7.71%
   Federal funds sold                        101,902      5.20%          79,591      5.71%          87,145      6.32%
   Loans, net of unearned income          28,079,812      8.31%      28,669,394      8.47%      29,714,554      8.60%
   Margin receivables                             --                         --                         --
   Int. bear. deposits in oth. bnks           25,640      4.36%          12,376      6.27%          10,818      6.84%
   Mortgages held for sale                 1,078,896      7.47%         508,777      8.15%         411,105      9.13%
   Trading account assets                     19,839      7.50%          31,354      5.65%          21,434      8.06%
                                        ------------               ------------               ------------
    Total earning assets                  38,726,233      7.83%      39,635,620      7.98%      39,445,660      8.14%
Allowance for loan losses                   (331,666)                  (345,530)                  (357,364)
Cash and due from banks                    1,217,784                  1,239,194                  1,084,622
Other non-earning assets                   1,931,737                  2,059,622                  2,053,414
                                        ------------               ------------               ------------
                                        $ 41,544,088               $ 42,588,906               $ 42,226,332
                                        ============               ============               ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                     $  1,410,750      1.53%    $  1,389,361      1.53%    $  1,362,045      1.51%
   Interest bearing transaction
    accounts                                 350,535      4.89%         415,351      4.22%         416,655      4.07%
   Money market accounts                   9,187,763      3.47%      10,052,953      3.84%      10,341,395      4.20%
   Certificates of deposit of
    $100,000 or more                       4,591,010      5.47%       4,907,081      5.74%       4,654,185      6.00%
   Other interest-bearing accounts         9,882,913      5.30%      10,610,269      5.44%      10,961,131      5.73%
   Federal funds purchased                 4,527,000      5.52%       4,355,968      5.83%       2,935,116      6.25%
   Commercial paper                           58,061      5.86%          56,140      6.31%          35,432      6.29%
   Other short-term borrowings             2,315,210      5.04%         944,198      5.89%       1,161,176      6.33%
   Long-term borrowings                    1,302,209      5.81%       1,925,296      6.05%       2,344,772      6.27%
                                        ------------               ------------               ------------
    Total int-bearing liabilities         33,625,451      4.69%      34,656,617      4.95%      34,211,907      5.22%
Non-interest bearing deposits              4,582,329                  4,532,369                  4,544,703
Other liabilities                            332,596                    293,243                    322,007
Stockholders' equity                       3,003,712                  3,106,677                  3,147,715
                                        ------------               ------------               ------------
                                        $ 41,544,088               $ 42,588,906               $ 42,226,332
                                        ============               ============               ============

Net yield on interest earning assets                      3.75%                      3.65%                      3.62%



                                            Quarter Ended           Quarter Ended          Quarter Ended         Quarter Ended
                                               9/30/00                12/31/00                3/31/01               6/30/01
                                        ---------------------  ---------------------  ---------------------  ---------------------
                                           Average     Yield/     Average     Yield/     Average     Yield/     Average     Yield/
                                           Balance      Rate      Balance      Rate      Balance      Rate      Balance      Rate
                                        ------------   ------  ------------   ------  ------------   ------  ------------   ------
ASSETS
Earning assets:
   Taxable securities                   $  8,405,165    6.45%  $  8,246,431    6.52%  $  7,951,812    6.59%  $  7,200,791    6.28%
   Non-taxable securities                    820,542    7.59%       809,505    7.51%       800,267    7.67%       806,045    7.76%
   Federal funds sold                        102,581    6.48%        84,019    6.47%        36,995    5.72%       675,822    4.43%
   Loans, net of unearned income          30,799,374    8.63%    31,319,500    8.80%    31,274,169    8.76%    30,965,337    8.41%
   Margin receivables                             --                     --                     --                554,202    5.65%
   Int. bear. deposits in oth. bnks           12,845    6.84%        31,410    6.31%        82,118    3.80%       504,709    3.86%
   Mortgages held for sale                   330,682    9.84%       258,762   10.29%       316,661    8.78%       597,253    7.65%
   Trading account assets                     11,961    7.11%        14,503    8.69%        15,598    5.63%       557,452    5.15%
                                        ------------           ------------           ------------           ------------
    Total earning assets                  40,483,150    8.16%    40,764,130    8.31%    40,477,620    8.30%    41,861,611    7.82%
Allowance for loan losses                   (363,586)              (374,738)              (381,552)              (385,317)
Cash and due from banks                    1,046,548              1,010,589                993,091                911,506
Other non-earning assets                   2,055,988              2,109,558              2,273,684              2,876,167
                                        ------------           ------------           ------------           ------------
                                        $ 43,222,100           $ 43,509,539           $ 43,362,843           $ 45,263,967
                                        ============           ============           ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                     $  1,305,032    1.50%  $  1,262,885    1.49%  $  1,230,782    1.45%  $  1,243,006    1.35%
   Interest bearing transaction
    accounts                                 393,976    4.48%       395,865    3.41%       430,375    3.24%       517,484    1.94%
   Money market accounts                  10,014,333    4.33%    10,235,426    4.43%    11,483,296    4.16%    12,132,752    3.42%
   Certificates of deposit of
    $100,000 or more                       4,212,396    6.22%     4,090,534    6.45%     4,257,824    6.33%     4,419,525    6.02%
   Other interest-bearing accounts        11,522,007    6.00%    10,579,493    6.16%     9,531,435    6.21%     8,004,372    6.49%
   Federal funds purchased                 2,231,550    6.64%     2,769,611    6.60%     2,153,236    5.76%     2,203,347    4.69%
   Commercial paper                           36,815    6.30%        45,376    6.36%        28,232    6.52%        27,273    6.74%
   Other short-term borrowings             1,728,085    6.40%     1,342,578    6.38%     1,108,518    6.49%     2,436,632    5.22%
   Long-term borrowings                    3,583,967    6.54%     4,403,511    6.55%     4,540,679    6.54%     4,974,303    6.39%
                                        ------------           ------------           ------------           ------------
    Total int-bearing liabilities         35,028,161    5.48%    35,125,279    5.58%    34,764,377    5.37%    35,958,694    4.94%
Non-interest bearing deposits              4,579,901              4,590,119              4,422,644              4,579,814
Other liabilities                            344,654                383,205                817,322                938,886
Stockholders' equity                       3,269,384              3,410,936              3,358,500              3,786,573
                                        ------------           ------------           ------------           ------------
                                        $ 43,222,100           $ 43,509,539           $ 43,362,843           $ 45,263,967
                                        ============           ============           ============           ============

Net yield on interest earning assets                    3.42%                  3.51%                  3.69%                  3.57%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                           --------------------------------------------------------------------------
                                           12/31/99    3/31/00    6/30/00    9/30/00   12/31/00    3/31/01    6/30/01
                                           --------------------------------------------------------------------------
Balance at beginning of period             $330,679   $338,375   $352,998   $363,475   $373,699   $376,508   $381,570

Net loans charged off (recovered):
  Commercial                                  9,184      2,345      3,308      7,480     22,845     14,390     16,048
  Real estate                                 5,122        559      3,483      4,881      2,000        804      2,035
  Installment                                19,226     13,509     10,536     13,444      9,718      8,244      8,153
                                           --------   --------   --------   --------   --------   --------   --------
      Total                                  33,532     16,413     17,327     25,805     34,563     23,438     26,236
Allowance of acquired banks                   2,959      1,859          0      3,283          0          0          0
Provision charged to expense                 38,269     29,177     27,804     32,746     37,372     28,500     28,990
                                           --------   --------   --------   --------   --------   --------   --------

Balance at end of period                   $338,375   $352,998   $363,475   $373,699   $376,508   $381,570   $384,324
                                           ========   ========   ========   ========   ========   ========   ========

Non-performing Assets:
Loans on a non-accruing basis              $169,904   $189,260   $184,934   $200,419   $197,974   $227,552   $259,291
Renegotiated loans                            8,390     12,969     12,616     13,403     12,372     11,024     14,223
Foreclosed property ("Other
   real estate")                             12,662     13,474     16,837     23,270     28,442     29,012     29,257
                                           --------   --------   --------   --------   --------   --------   --------
   Total NPA excluding past due
    loans                                  $190,956   $215,703   $214,387   $237,092   $238,788   $267,588   $302,771
                                           --------   --------   --------   --------   --------   --------   --------
Loans past due 90 days or more             $ 71,952   $ 64,117   $ 67,388   $ 36,543   $ 35,903   $ 40,923   $ 41,736
                                           --------   --------   --------   --------   --------   --------   --------
   Total NPA including past due
    loans                                  $262,908   $279,820   $281,775   $273,635   $274,691   $308,511   $344,507
                                           ========   ========   ========   ========   ========   ========   ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                     Six Months Ended
                                                                         June 30
                                                 ------------------------------------------------------
                                                           2001                           2000
                                                 ------------------------      ------------------------
                                                    Average        Yield/        Average         Yield/
                                                    Balance         Rate         Balance          Rate
                                                 ------------      ------      ------------      ------
ASSETS
Earning assets:
  Taxable securities                             $  7,574,227       6.44%      $  8,979,880       6.53%
  Non-taxable securities                              803,172       7.72%           787,486       7.74%
  Federal funds sold                                  358,173       4.49%            83,368       6.03%
  Loans, net of unearned income                    31,118,900       8.59%        29,191,974       8.54%
  Margin receivables                                  278,632       5.65%                --         --
  Int. bear. deposits in oth. bnks                    294,581       3.85%            11,597       6.54%
  Mortgages held for sale                             457,732       8.04%           459,941       8.59%
  Trading account assets                              288,022       5.17%            26,394       6.63%
                                                 ------------                  ------------
    Total earning assets                           41,173,439       8.06%        39,540,640       8.06%
Allowance for loan losses                            (383,445)                     (351,447)
Cash and due from banks                               952,073                     1,161,908
Other non-earning assets                            2,576,590                     2,056,518
                                                 ------------                  ------------
                                                 $ 44,318,657                  $ 42,407,619
                                                 ============                  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
  Savings accounts                               $  1,236,928       1.40%      $  1,375,703       1.52%
  Interest bearing transaction
     accounts                                         474,170       2.53%           416,003       4.14%
  Money market accounts                            11,809,818       3.78%        10,197,174       4.02%
  Certificates of deposit of
     $100,000 or more                               4,339,121       6.17%         4,780,633       5.87%
  Other int-bearing accounts                        8,763,685       6.34%        10,785,700       5.59%
  Federal funds purchased                           2,178,430       5.22%         3,645,542       6.00%
  Commercial paper                                     27,750       6.63%            45,786       6.30%
  Other short-term borrowings                       1,776,244       5.62%         1,052,687       6.13%
  Long-term borrowings                              4,758,689       6.46%         2,135,034       6.18%
                                                 ------------                  ------------
    Total int-bearing liabilities                  35,364,835       5.15%        34,434,262       5.08%
Non-interest bearing deposits                       4,501,663                     4,538,536
Other liabilities                                     878,440                       307,625
Stockholders' equity                                3,573,719                     3,127,196
                                                 ------------                  ------------
                                                 $ 44,318,657                  $ 42,407,619
                                                 ============                  ============
Net yield on int. earning assets                                    3.63%                         3.63%

                                            Six Months Ended
                                                June 30
                                      --------------------------
                                        2001              2000
                                      --------          --------
Allowance For Loan Losses:
Balance at beginning of year          $376,508          $338,375

Net loans charged off:
  Commercial                            30,438             5,653
  Real estate                            2,839             4,042
  Installment                           16,397            24,045
                                      --------          --------
      Total                             49,674            33,740
Allowance of acquired banks                  0             1,859
Provision charged to expense            57,490            56,981
                                      --------          --------
Balance at end of period              $384,324          $363,475
                                      ========          ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                       --------------------------------------------------------------------------
                                                         6/30/99      9/30/99     12/31/99      3/31/00      6/30/00      9/30/00
                                                       --------------------------------------------------------------------------
Return on average assets*                                  1.40%        1.28%        1.23%        1.21%        1.19%        1.18%

Return on average equity*                                 17.39%       16.88%       17.05%       16.60%       16.01%       15.56%

Stockholders' equity per share                         $  13.98     $  13.77     $  13.89     $  14.25     $  14.55     $  15.16

Stockholders' equity to total assets                       7.87%        7.32%        7.18%        7.58%        7.43%        7.70%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                1.23%        1.20%        1.20%        1.21%        1.20%        1.20%

Loans, net of unearned income, to total deposits          93.41%       92.31%       93.85%       91.01%       93.49%       97.56%

Net charge-offs as a percentage of average loans**         0.42%        0.40%        0.47%        0.23%        0.23%        0.33%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                     0.67%        0.67%        0.68%        0.74%        0.71%        0.76%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                     1.05%        0.96%        0.93%        0.96%        0.93%        0.88%


                                                       -----------------------------------
                                                        12/31/00      3/31/01      6/30/01
                                                       -----------------------------------
Return on average assets*                                  1.17%        1.15%        1.16%

Return on average equity*                                 14.97%       14.82%       13.84%

Stockholders' equity per share                         $  15.73     $  16.64     $  16.81

Stockholders' equity to total assets                       7.92%        8.24%        8.48%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                1.20%        1.23%        1.24%

Loans, net of unearned income, to total deposits          97.98%       99.81%       99.37%

Net charge-offs as a percentage of average loans**         0.44%        0.30%        0.34%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                     0.76%        0.86%        0.98%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                     0.87%        0.99%        1.11%

*Annualized based on operating income.

**Annualized